Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations	800 S. Douglas Road, 12th Floor
305-406-1815	Coral Gables, Florida 33134
305-406-1886 fax	Tel: 305-599-1800
marc.lewis@mastec.com	Fax: 305-406-1960
www.mastec.com

For Immediate Release

MasTec Announces Strong Third Quarter Results

•	Quarterly Revenue Up 31%-All Organic, Non-Acquisition, Growth

•	Quarterly Continuing Operations Adjusted EPS of 53 Cents-Up 51%

•	Quarterly Continuing Operations Adjusted EBITDA of $101 Million-Up 31%

•	Quarterly Cash Flow from Operations of $119 Million

•	Discontinued Small Water and Sewer Business at a Loss

•	Recorded $9.6 Million Pre-Tax Charge for Potential Settlement of Legacy Spanish Litigation

Coral Gables, FL (November 1, 2012) — MasTec, Inc. (NYSE: MTZ) today announced third quarter financial results with significant improvement in continuing operations earnings and cash flow from operations. In addition, the Company’s third quarter revenue was at record levels, surpassing $1 billion in a quarter for the first time.

MasTec also announced plans to sell its small municipal water and sewer business, which has struggled in recent years. The Company recorded a $15.3 million pre-tax charge in the third quarter, reflected in discontinued operations, which includes the write-off of goodwill, the estimated loss on the sale of the business and losses from operations. The impact of this charge on fully diluted earnings per share was $0.12 for the third quarter.

Additionally, the Company recorded a $9.6 million third quarter pre-tax charge related to the legacy Sintel litigation, taking place in Spain, which dates back to 2001. The impact of this charge was $0.07 per fully diluted share for the third quarter of 2012.

Revenue for the third quarter was $1.067 billion compared to $816 million for the third quarter of 2011, an increase of 31%. All of the growth was organic, or non-acquisition, and was led by power generation/industrial and by oil and gas pipeline and facilities.

Third quarter 2012 continuing operations diluted earnings per share was $0.45 compared to $0.35 for the third quarter of 2011, an increase of 29%. Excluding the $9.6 million pre-tax charge for the potential litigation settlement, continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.53, compared to $0.35 last year, or an increase of 51%. Similarly, excluding the $9.6 million charge for the potential litigation settlement, third quarter continuing operations adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, a non-GAAP measure, was $101 million, compared to $77 million for the third quarter of 2011. The increase in continuing operations adjusted EBITDA was 31%. A reconciliation to GAAP basis reported earnings is attached.

Cash provided by operating activities for the third quarter of 2012 was $119 million compared to cash used in operating activities of $68 million in the third quarter of 2011, an improvement of $187 million over last year.

Jose R. Mas, MasTec’s Chief Executive Officer, commented, “MasTec had a terrific third quarter. We have excellent revenue and earnings momentum as we move into our final quarter. We also have had several significant contract wins recently, which is encouraging as we look toward 2013. Bidding activity remains strong, and while we are being selective on projects and pricing, we currently expect our success in winning profitable work to continue.”

C. Robert Campbell, MasTec’s Executive Vice President and CFO, added, “We were also pleased with the third quarter improvement in cash flow from operations and accounts receivables days sales outstanding (DSO’s). Our DSO’s were at 75 days which was an improvement of 7 days compared to the 2012 second quarter. Due to the strong financial performance and DSO improvement, cash flow from operations was a strong $119 million in the third quarter and we currently expect that cash flow from operations will also be strong for the fourth quarter.”

MasTec is adjusting its 2012 full year guidance to revenue of $3.66 billion, continuing operations adjusted EBITDA of $325 million and continuing operations adjusted diluted earnings per share of $1.50. The 2012 expected growth in revenue is 29%, the growth in continuing operations adjusted EBITDA is 33% and the growth in continuing operations adjusted earnings per share is 55%. Consistent with prior communications, MasTec, on a non-GAAP basis, has adjusted downward its reported 2011 earnings by eliminating the EC Source remeasurement gain and the Teamster pension withdrawal liability charge. A reconciliation to GAAP measures is attached.

For the final quarter of 2012, the Company currently expects revenue of $866 million, continuing operations EBITDA of $92 million and continuing operations diluted earnings per share of $0.45. A reconciliation to GAAP measures is attached.

Management will hold a conference call to discuss these results on Friday, November 2, 2012 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-1417 and the replay number is (719) 457-0820, with a pass code of 4563558. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

Summary financial statements for the quarters are as follows:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended September 30,
	2012	2011
Revenue	$1,067,300	$816,226
Costs of revenue, excluding depreciation and amortization	924,304	702,969
Depreciation and amortization	22,645	19,587
General and administrative expenses	42,514	35,174
Interest expense, net	9,446	8,977
Other income, net	8,815	650

Income from continuing operations before provision for income taxes	$59,576	$48,869
Provision for income taxes	(23,478)	(18,042)

Income from continuing operations before non-controlling interests	$36,098	$30,827
Discontinued operations:
(Loss) income from discontinued operations, net of tax	$(9,281)	$1,003

Net income	$26,817	$31,830

Net loss attributable to non-controlling interests	(4)	(12)

Net income attributable to MasTec	$26,821	$31,842

Earnings per share:

Basic earnings per share:
Continuing operations	$0.47	$0.36
Discontinued operations	(0.12)	0.01

Total basic earnings per share	$0.35	$0.38

Basic weighted average common shares outstanding	76,194	84,732

Diluted earnings per share:
Continuing operations	$0.45	$0.35
Discontinued operations	(0.12)	0.01

Total diluted earnings per share	$0.34	$0.36

Diluted weighted average common shares outstanding	79,526	89,324

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets	$1,008,897	$792,209
Current assets of discontinued operations	16,665	30,608
Property and equipment, net	287,529	263,007
Goodwill and other intangibles, net	826,576	825,479
Securities available for sale	14,110	13,565
Other assets	32,928	42,167
Long-term assets of discontinued operations	9,195	121,695

Total assets	$2,195,900	$2,088,730

Liabilities and Shareholders’ Equity
Current liabilities	$744,166	$557,196
Current liabilities of discontinued operations	5,334	29,274
Deferred tax liabilities, net	108,684	122,614
Long-term debt	410,561	460,690
Other liabilities	111,189	107,749
Shareholders’ equity	815,966	811,207

Total liabilities and shareholders’ equity	$2,195,900	$2,088,730

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2012	2011
Net cash provided by (used in) operating activities	$114,670	$(63,095)
Net cash provided by (used in) investing activities	35,425	(133,590)
Net cash (used in) provided by financing activities	(159,327)	35,518

Net decrease in cash and cash equivalents	(9,232)	(161,167)
Net effect of currency translation on cash	135	(74)
Cash and cash equivalents-beginning of period	20,279	177,604

Cash and cash equivalents-end of period	11,182	16,363

Cash and cash equivalents of discontinued operations	710	9,079

Cash and cash equivalents of continuing operations	$10,472	$7,284

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures-Unaudited

(In millions, except for percentages and per share amounts)

Condensed Unaudited Consolidated Statements of Cash Flows	Three Months Ended September 30,
	2012	2011
Net cash provided by (used in) operating activities	$118,914	$(68,489)
Net cash used in investing activities	(21,475)	(30,784)
Net cash (used in) provided by financing activities	(103,261)	34,889

Net decrease in cash and cash equivalents	(5,822)	(64,384)
Net effect of currency translation on cash	190	(109)
Cash and cash equivalents-beginning of period	16,814	80,856

Cash and cash equivalents-end of period	11,182	16,363

Cash and cash equivalents of discontinued operations	710	9,079

Cash and cash equivalents of continuing operations	$10,472	$7,284

	Three Months Ended September 30, 2012		Three Months Ended September 30, 2011
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliations
Income from continuing operations	$36.1	3.4%	$30.8	3.8%
Interest expense, net-continuing operations	9.4	0.9%	9.0	1.1%
Provision for income taxes-continuing operations	23.5	2.2%	18.0	2.2%
Depreciation and Amortization-continuing operations	22.6	2.1%	19.6	2.4%

Earnings before interest, taxes, depreciation & amortization (EBITDA) and margin	91.7	8.6%	77.4	9.5%

Legal settlement reserve	9.6	0.9%	—	—

Adjusted EBITDA-continuing operations	101.3	9.5%	77.4	9.5%

Income from discontinued operations	(9.3)		1.0
Interest expense, net-discontinued operations	—		—
Provision for income taxes-discontinued operations	(6.1)		1.7
Depreciation and amortization-discontinued operations	0.2		0.3

EBITDA-discontinued operations	(15.2)		2.9

Adjusted EBITDA-total company	$86.1		$80.3

	Guidance for Three Months Ended December 30, 2012		Three Months Ended December 30, 2011
	Total	Percent of Revenue	Total	Percent of Revenue
EBITDA and Adjusted EBITDA Reconciliations
Income from continuing operations	$37	4.3%	$7.0	1.0%
Interest expense, net-continuing operations	9	1.0%	9.3	1.3%
Provision for income taxes-continuing operations	24	2.8%	5.4	0.7%
Depreciation and Amortization-continuing operations	22	2.5%	21.4	2.9%

Earnings before interest, taxes, depreciation & amortization (EBITDA) and margin	92	10.6%	43.1	5.9%

Multi-employer pension plan withdrawal charge	—	—	6.4	0.9%

Adjusted EBITDA-continuing operations	$92	10.6%	$49.5	6.8%

	Years Ended December 31,
	2012E	2011
EBITDA and Adjusted EBITDA Reconciliations
Income from continuing operations	$117	$97.5
Interest expense, net-continuing operations	37	34.5
Provision for income taxes-continuing operations	75	61.8
Depreciation and amortization-continuing operations	86	74.2

Earnings before interest, taxes, depreciation & amortization (EBITDA) and margin	315	267.9

Legal settlement reserve	10	—
Gain from remeasurement of equity interest in acquiree	—	(29.0)
Multi-employer pension plan withdrawal charge	—	6.4

Adjusted EBITDA-continuing operations	$325	$245.3

	Three Months Ended September 30,
	2012	2011
Adjusted Net Income Reconciliation
Income from continuing operations before non-controlling interests	$36.1	$30.8
Legal settlement reserve	5.8	—

Adjusted income from continuing operations before non-controlling interests	41.9	30.8
Income from discontinued operations	(9.3)	1.0

Adjusted net income	$32.7	$31.8

Adjusted EPS Reconciliation
Diluted earnings per share-continuing operations	$0.45	$0.35
Legal settlement reserve	0.07	—

Adjusted earnings per share from continuing operations	0.53	0.35
Diluted earnings per share from discontinued operations	(0.12)	0.01

Adjusted diluted earnings per share	$0.41	$0.36

	Three Months Ended December 30,
	2012E	2011
Adjusted Net Income Reconciliation
Income from continuing operations before non-controlling interests	$37	$7.0
Multi-employer pension plan withdrawal charge	—	3.6

Adjusted income from continuing operations	$37	10.6

Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share-continuing operations	$0.45	$0.08
Multi-employer pension plan withdrawal charge	—	0.04

Adjusted earnings per share from continuing operations	$0.45	$0.12

	Years Ended December 30,
	2012E	2011
Adjusted Net Income Reconciliation
Income from continuing operations before non-controlling interests	$117	$97.5
Legal settlement reserve	6	—
Multi-employer pension plan withdrawal charge	—	(17.8)
Gain from remeasurement of equity interest in acquiree	—	3.9

Adjusted income from continuing operations	$123	$83.6

Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share-continuing operations	$1.43	$1.13
Legal settlement reserve	0.07	—
Gain from remeasurement of equity interest in acquiree	—	(0.20)
Multi-employer pension plan withdrawal charge	—	0.05

Adjusted earnings per share from continuing operations	$1.50	$0.97

Tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s activities include the engineering, building, installation, maintenance and upgrade of energy, communication and utility infrastructure, such as: electrical utility transmission and distribution, natural gas and petroleum pipeline infrastructure, wireless, wireline and satellite communications, wind farms, solar farms and other renewable energy, industrial infrastructure and water and sewer systems. MasTec’s customers are primarily in the utility, communications and government industries. The Company’s corporate website is located at www.mastec.com. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including further or continued economic downturns, reduced capital expenditures, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technical and regulatory changes that affect us or our customers’ industries; our ability to accurately estimate the costs associated with our fixed-price and other contracts and performance on such projects; our ability to replace non-recurring projects with new projects; our ability to retain qualified personnel and key management, including from acquired businesses, enforce any noncompetition agreements, integrate acquired businesses within the expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; the impact of the American Recovery and Reinvestment Act of 2009 and any similar local or state regulations affecting renewable energy, electrical transmission, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; our ability to attract and retain qualified managers and skilled employees; trends in oil and natural gas prices; increases in fuel, maintenance, materials, labor and other costs; fluctuations in foreign currencies; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multiemployer union pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; any liquidity issues related to our securities held for sale; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; any exposure related to our divested state Department of Transportation projects and assets; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.